Exhibit 10.1

SECOND AMENDMENT TO SHARE PURCHASE AND CALL OPTION

AGREEMENT

Between

Mr. Yves Guillemain d’Echon

Mr. Jean-Christophe Bodin

Mrs. Catherine Guillemain d’Echon

Mr. Florent Guillemain d’Echon

Mr. Alban Guillemain d’Echon

Mr. Tristan Guillemain d’Echon

Mr. Jean Guillemain d’Echon

Mrs. Katia Bodin

Miss. Fabienne Gairin

Miss. Isabelle Viroulet

Miss. Aurélie Blanchard

Mr. Didier Pinget

Mr. Eric Tourraud

Mr. Philippe Maréchal

(The Purchasers and Grantors)

and

Conceptus Inc.

(The Seller and Beneficiary)

October 31st, 2007

SECOND AMENDMENT TO SHARE PURCHASE AND CALL OPTION AGREEMENT

This second amendment (“Second Amendment”) to the Share Purchase and Call Option Agreement dated January 17, 2004 (as amended on February 27, 2007) is entered into on October 31, 2007,

BETWEEN:

1.                                               Conceptus Inc., a company organized under the laws of the State of Delaware, the registered office of which is at 331 E. Evelyn Street, Mountain View, California, United States of America, represented by Mark Siezckarek in his capacity of President and Chief Executive Officer, duly authorized for the purpose hereof,

(hereinafter referred to as the “Seller” or the “Beneficiary”),

AND:

2.                                               Mr. Yves Guillemain d’Echon, born on July 30, 1956, at Nevers, France, French citizen, living at 3, rue Jacques Lemercier 78000 Versailles, married under the communauté réduite aux acquêts regime,

3.                                               Mr. Jean-Christophe Bodin, born on February 25, 1957, at Neuilly sur Seine, French citizen, living at 3, rue Charles Gounod 94440 Santeny, married under the séparation des biens regime,

(the parties 2 and 3 are acting jointly and severally and hereinafter referred to as the “Managers”),

4.                                               Mrs. Catherine Guillemain d’Echon, née Johanet, born on June 22, 1958, at Donzy, French citizen, living at 3, rue Jacques Lemercier 78000 Versailles, married under the communauté réduite aux acquêts regime,

5.                                               Mr. Florent Guillemain d’Echon, born on February 28, 1982, at Lyon, France, French citizen, living at 3, rue Jacques Lemercier 78000 Versailles, single,

6.                                               Mr. Alban Guillemain d’Echon, born on August 5, 1983, at Lyon, France, French citizen, living at 3, rue Jacques Lemercier 78000 Versailles, single,

7.                                               Mr. Tristan Guillemain d’Echon, born on August 15, 1985, at Cosnes-Cours sur Loire, France, French citizen, living at 3, rue Jacques Lemercier 78000 Versailles, single,

8.                                               Mr. Jean Guillemain d’Echon, born on September 10, 1981, at Clermont Ferrand, France, French citizen, living at 36 avenue de Villeneuve l’Etang, Maison Principal-rez de jardin 78000 Versailles, single,

9.                                               Mrs. Katia Bodin, née Agostini, born on August 30, 1966, at Metz, France, French citizen, living at 3, rue Charles Gounod 94440 Santeny, married under the séparation des biens regime,

10.                                        Miss. Fabienne Gairin, born on September 20, 1957, at Lorient, France, French citizen, living atLe clos de la chaine, 9, rue Charjes d’Orléans 78570 Plaisir, divorced,

11.                                        Miss. Isabelle Viroulet, born on July 7, 1973, at Saint Ouen, France, French citizen, living at 3, Cité de l’Alma, 75007 Paris, single,

12.                                        Miss. Aurélie Blanchard, born on July 4, 1982, at Agen, France, French citizen, living at7, rue Auguste Renoir, 78390 Bois d’Arcy, single,

13.                                        Mr. Didier Pinget, born on November 28, 1961, at Sainte Foy le Lyon, French citizen, living at 9 Boulevard des Brotteaux 69006 Lyon, married under the séparation des biens regime,

14.                                        Mr. Eric Tourraud, born on June 5, 1954, at Paris, France, French citizen, living at12, rue des Troubadours, 66350 Toulouges, divorced,

15.                                           Mr. Philippe Maréchal, born on April 24, 1962, at Juvisy, French citizen, living at 12, avenue de Verdun 78170 La Celle Saint Cloud, married under the séparation des biens regime,

(the parties 4 to 15 are acting jointly and severally and are hereinafter referred to as the “Managers Partners”),

The Managers and Managers Partners acting jointly and severally and are hereinafter referred to collectively as the “Purchasers” or the “Grantors,” and

16.                                        Conceptus SAS, a company organized under the laws of France, the registered office of which is at 7/9 rue du Maréchal Foch, registered at the Versailles register under the number 440 204 964, represented by Mr. Yves Guillemain d’Echon in his capacity of Président, duly authorized.

(hereinafter referred to as the “Company”),

The Seller/Beneficiary, the Purchasers/Grantors, and the Company are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

(A)                                        The Parties have entered into a Share Purchase and Call Option Agreement dated January 17, 2004, as amended by an amendment dated February 27, 2007 (the “First Amendment”), pursuant to which the Purchasers acquired 100% of the shares in the Company from the Beneficiary and the Beneficiary sold such shares to the Purchasers. The Share Purchase and Call Option Agreement dated January 17, 2004, as amended by the First Amendment, is herein referred to as the “Agreement”.

(B)                                        The Agreement grants the Beneficiary an option to purchase the issued and outstanding shares of the Company during specified periods for the purchase price specified in the Agreement.

(C)                                        The Parties desire to amend the Agreement in order to allow the Beneficiary to exercise before January 1, 2008, the option to purchase the issued and outstanding shares in the Company.

NOW, THEREFORE, the Parties agree as follows:

1.                                      MODIFICATIONS TO THE AGREEMENT

(a)                                  In order to allow the Beneficiary to exercise the Call Option in accordance with the Agreement prior to January 1, 2008, the second sentence of Section 2 of the First Amendment is hereby deleted in its entirety.

(b)                                 The Second Amendment shall be deemed to constitute a Notice of Interest as defined in Section 7.1.1 of the Agreement, sent during Option Period 1.

(c)                                  The Due Diligence Period shall begin as of the date hereof and shall have a duration which shall not exceed ninety (90) days. In the first sentence of Section 7.1.2 of the Agreement, the terms “thirty (30)” are hereby deleted and replaced with the terms “ninety (90) (unless earlier terminated by the Beneficiary)”.

(d)                                 From the date a Confirmation of the Call Option is sent and until the Transfer of the Option Shares Date, the Grantors shall: (i) cause the Company to operate and carry on its activities in the ordinary course of business consistent with past practice, in accordance with Section 7.5.8 of the Agreement, (ii) promptly provide to the Beneficiary and its advisers with all information relating to the operations of the Company, including access at all reasonable times to all employees, books, records and files, and other relevant information and all co-operation and assistance, as may be reasonably required by the Beneficiary, and, (iii) without limiting the foregoing, undertake and cause the Company, not to take or commit to take any action set forth in Schedule A .

(e)                                  The Parties shall use their best efforts to cause the Transfer of the Option Shares Date to take place on January 2, 2008. In the first sentence of Section 7.3 of the Agreement, the terms “15 days” are hereby deleted and replaced with the terms “three (3) Business Days”.

(f)                                    The Option Purchase Price shall be 1.46 times the Company’s Sales Revenue for Conceptus Products for the Fiscal Year 2007. In the chart entitled “On Option Period 1” of Section 7.2.1 of the Agreement, the figures “1.62” and “2006” are hereby deleted and respectively replaced with the figures “1.46.” and “2007”.

(g)                                 The Second Amendment shall be effective upon the date hereof, whereupon the Agreement shall be, and hereby is, amended as set forth herein.

(h)                                 The provisions of the Agreement that are not modified by the Second Amendment remain unchanged.

(i)                                     The Second Amendment shall be exclusively governed and construed in accordance with French law. All disputes arising out of or in connection with the Second Agreement (including without limitation with respect to its signature, validity, performance, interpretation, termination and post-termination obligations hereof) shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris

[The next page is the signature page.]

Made on October 31st, 2007 in sixteen (16) identical copies.

/s/ Yves Guillemain D’Echon	/s/ Mark Siezckarek
Mr. Yves GUILLEMAIN D’ECHON	CONCEPTUS Inc.
By: Mr. Mark SIEZCKAREK

Pursuant to Article 1415 of the French Civil Code, the undersigned Mrs Catherine Guillemain d’Echo hereby expressly accepts all the undertakings made by Mr. Yves Guillemain d’Echon pursuant to this Agreement.

Title: President and Chief Executive Officer

/s/ Yves Guillemain D’Echon

Mrs Catherine GUILLEMAIN D’ECHON

/s/ Yves Guillemain D’Echon	/s/ Yves Guillemain D’Echon
Mr. Jean-Christophe BODIN	CONCEPTUS SAS
By: Mr. Yves GUILLEMAIN D’ECHON
Title: President

/s/ Yves Guillemain D’Echon	/s/ Yves Guillemain D’Echon
Mrs Catherine GUILLEMAIN D’ECHON	Mr. Florent GUILLEMAIN D’ECHON

/s/ Yves Guillemain D’Echon	/s/ Yves Guillemain D’Echon
Mr. Alban GUILLEMAIN D’ECHON	Mr. Tristan GUILLEMAIN D’ECHON

/s/ Yves Guillemain D’Echon	/s/ Yves Guillemain D’Echon
Mr. Jean GUILLEMAIN D’ECHON	Mrs. Katia BODIN

/s/ Yves Guillemain D’Echon	/s/ Yves Guillemain D’Echon
Miss. Fabienne GAIRIN	Miss Isabelle VIROULET

/s/ Yves Guillemain D’Echon	/s/ Yves Guillemain D’Echon
Miss Aurélie Blanchard	Mr. Didier PINGET

/s/ Yves Guillemain D’Echon	/s/ Yves Guillemain D’Echon
Mr. Eric TOURRAUD	Mr. Philippe MARECHAL

Schedule A

List of prohibited actions

(i)            Decrease or redemption of the share capital of the Company or issuance of any securities by the Company;

(ii)           modification of the by-laws of the Company;

(iii)          declaration or payment of any dividend or interim dividend or any other payments to its shareholders, other than as permitted under the Agreement;

(iv)          winding-up, merger, split-up, contribution or sale of all or part of the business of the Company as a whole or of any of its divisions (branche d’activité);

(v)           transfer, contribution, disposal or acquisition of any material assets ;

(vi)          conclusion of any loan (including to employee, corporate officers or shareholders), credit or monetary facility ;

(vii)         conclusion of any new material agreement (including any distribution agreement or any agreement with the existing shareholders), or substantial modification or termination of any existing material agreements (including any distribution agreement or any agreement with the existing shareholders);

(viii)        launch of any new activities or new products;

(ix)           any operations substantially modifying the composition, or the rights it has, over any of its assets, such as any transfers, assignments, pledges, leases, granting of licenses or other rights to a Third Party;

(x)            dismissal or hiring of any employee or corporate officer (mandataire social) or modification, other than in the ordinary course of business, of their remuneration or benefits;

(xi)           entering into any written binding commitment to do any of the above.